UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 23, 2007
Stonepath Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16105 (Commission File Number)	65-0867684 (IRS Employer Identification No.)

2200 Alaskan Way, Suite 200 Seattle, Washington (Address of Principal Executive Offices)	98121 (Zip Code)
Registrant’s telephone number, including area code: (206) 336-5400
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 2.01 Completion of Aquisition or Disposition of Assets
On January 23, 2007 (the “Effective Date”), Stonepath Group, Inc. (the “Company”), together with its subsidiaries M.G.R., Inc., Contract Air, Inc. and Stonepath Logistics Domestic Services, Inc., entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Logistics International, LLC (“Logistics International”). Pursuant the Purchase Agreement, among other things, the Company sold to Logistics International substantially all of the assets of the Company’s Air Plus Limited Division for an aggregate purchase price of $1.3 million (the “Purchase Price”). $200,000 of the Purchase Price has been placed in an escrow account as a holdback against certain future indemnity claims under the Purchase Agreement. The full text of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On January 29, 2007, the Company announced that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits

2.1	Asset Purchase Agreement dated January 23, 2007 among logistics International, LLC, M.G.R., Inc. Stonepath Logistics Domestic Services, Inc. and Stonepath Group, Inc.

99.1	Press Release dated January 29, 2007

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.
Date: January 29, 2007	By:	/s/ Robert T. Christensen
		Name:	Robert T. Christensen
		Title:	Chief Financial Officer

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EXHIBIT INDEX

2.1	Asset Purchase Agreement dated January 23, 2007 among Logistics International, LLC, M.G.R., Inc., Contract Air, Inc, Stonepath Logistics Domestic Services, Inc. and Stonepath Group, Inc.

99.1	Press Release dated January 29, 2007

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